      As filed with the Securities and Exchange Commission on June  , 1996
                                                     Registration No. __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ----------------------------------

                                NOVAVAX, INC.
           (Exact name of registrant as specified in its charter)


                  DELAWARE                            22-2816046
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)          Identification Number)

                   12111 PARKLAWN DRIVE, ROCKVILLE, MD  20852
                                 (301) 231-9250
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                  EDWARD B. HAGER, M.D., CHAIRMAN OF THE BOARD
                                 NOVAVAX, INC.
                              12111 PARKLAWN DRIVE
                              ROCKVILLE, MD  20852
                                 (301) 231-9250
         (Address, including zip code, and telephone number, including area code, of agent for service of process)

                                With a copy to:
                              DAVID A. WHITE, ESQ.
                            WHITE & MCDERMOTT, P.C.
                          65 WILLIAM STREET, SUITE 209
                              WELLESLEY, MA 02181
                                 (617) 431-1700

     Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  /   /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  /   /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  /   /

     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  /   /


             CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                       Proposed Maximum       Proposed Maximum
Title of Securities    Amount to       Offering Price         Aggregate Offering      Amount of
to be Registered       be Registered   Per Share (1)          Price                   Registration Fee
==========================================================================================================
Common Stock             240,411
($.01 par value)         shares          $7.97                  $1,916,076              $660.72

       Total  Fee.....................................................................  $660.72


(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c), based upon the average of the high and low sale prices on May 31, 1996, as reported by the American Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 NOVAVAX, INC.
                 CROSS REFERENCE SHEET PURSUANT TO ITEM 501(b)
              OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY ITEMS OF FORM S-3

FORM S-3 REGISTRATION
STATEMENT ITEM AND HEADING              LOCATION IN PROSPECTUS
- --------------------------              ----------------------
1.   Forepart of Registration Statement
     and Outside Front Cover Page of
     Prospectus........................ Facing Page of Registration
                                        Statement; Cross-Reference Sheet;
                                        Outside Front Cover Page
                                        of Prospectus

2.   Inside Front and Outside Back
     Cover Pages of Prospectus......... Inside Front Cover and
                                        Outside Back
                                        Cover of Prospectus;
                                        Available Information;
                                        Incorporation by Reference

3.   Summary Information, Risk Factors
     and  Ratio of Earnings to Fixed
     Charges.........................   Risk Factors; Available
                                        Information
4.   Use of Proceeds.................   Use of Proceeds
5.   Determination of Offering Price.   *
6.   Dilution........................   *
7.   Selling Security Holders........   Selling Stockholders
8.   Plan of Distribution............   Plan of Distribution
9.   Description of Securities to be
     Registered......................   *
10.  Interests of Named Experts and
     Counsel.........................   Legality of Common Stock;
                                        Experts
11.  Material Changes................   *
12.  Incorporation of Certain
     Documents by Reference..........   Incorporation of Certain
                                        Documents
                                        by Reference
13.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities......   Indemnification
- -------------------------------------------

* Item is omitted because it is either not required or inapplicable.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.
                  SUBJECT TO COMPLETION, DATED JUNE  , 1996

PROSPECTUS
                                 NOVAVAX, INC.
                240,411 SHARES OF COMMON STOCK ($.01 PAR VALUE)

                         ---------------------------

     This Prospectus relates to the offer and sale of up to 240,411 shares (the "Shares") of Common Stock, $.01 par value (the "Common Stock") of Novavax, Inc. ("Novavax" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). The Shares may be offered and sold by the Selling Stockholders from time to time in open market or privately negotiated transactions at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling
Stockholders" and "Plan of Distribution."    None of the proceeds from the sale
of the Shares by the Selling Stockholders will be received by the Company.

     The Common Stock of the Company is listed for quotation on the American Stock Exchange under the symbol NOX. On May 31, 1996, the closing sale price of the Common Stock, as reported by the American Stock Exchange, was $7.88 per share.

AN INVESTMENT IN THE SECURITIES REGISTERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

                         ---------------------------

                The date of this Prospectus is June  , 1996.

                                  RISK FACTORS

     These cautionary statements are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") with the intention of obtaining the benefits of the "safe harbor" provisions of the Reform Act. The Company cautions investors that any forward-looking statements presented in this filing and presented elsewhere by management from time to time are not guarantees of future performance, which may be affected by various trends and factors that are beyond the Company's control. Such factors include, among other factors, changes in general economic conditions, rapid or unexpected changes in technologies and uncertain business conditions that affect the pharmaceutical and vaccine industries. Accordingly, past results and trends should not be used by investors to anticipate future results or trends.

     The Company estimates that its existing cash resources will be sufficient to finance its operations at its current level of development activity for approximately 12 to 15 months. During this time, Novavax will seek to obtain additional funds through public or private equity or debt financings, collaborative arrangements with pharmaceutical companies or from other sources. There can be no assurance that additional funding or bank financing will be available at all or on acceptable terms to permit successful commercialization of Novavax's technology and products. If adequate funds are not available, Novavax may be required to significantly delay, reduce the scope of or eliminate one or more of its research or development programs, or seek alternative measures including arrangements with collaborative partners or others that may require Novavax to reliquish rights to certain of its technologies, product candidates or products.

     The pharmaceutical and vaccine industries are subject to rapid and substantial technological change, and competitors are numerous. Many of the Company's competitors have substantially greater financial and technical resources and production, marketing and development capabilities and experience than the Company. The Company's operating results may be affected by the actions of existing or future competitors, including technology development, price reductions and new product introductions. The commercialization of the Company's human pharmaceuticals and vaccines will require significant additional research, development, preclinical and clinical testing, regulatory approval and investment. In addition, the Company has no experience in the sales, marketing and distribution of pharmaceutical products. There can be no assurance that the Company will be able to establish sales, marketing and distribution capabilities or make arrangements with its collaborators, licensees or others to perform such activities or that such efforts will be successful.

     Although in the future the Company intends to use third-party funding when available to support its research and development activities, either through government or research grants or through collaborations, joint ventures or strategic alliances with other companies, there is no assurance that such funding will be available or will be adequate for the needs of the Company. If such funding is not available or adequate, the Company may be required to delay or eliminate expenditures for certain of its products or to license third parties to commercialize products or technologies that the Company would otherwise seek to develop itself.

     The Company's product candidates are still undergoing rigorous FDA testing, and there is no assurance that the Company will qualify for approval
by the FDA.   Historical results of clinical testing are not necessarily predictive of future results. There can be no assurance that clinical studies of products under development will demonstrate the safety and efficacy of such products. The failure to adequately demonstrate the safety and efficacy of a therapeutic product could delay or prevent regulatory approval of the product. There can be no assurance that unacceptable toxicities or side effects will not occur at any time in the course of human clinical trials or commercial use of the Company's products. The appearance of any such unacceptable toxicities or side effects could interrupt, limit, delay or abort the development of any of the Company's products or, if previously approved, necessitate their withdrawal from the market.

     No assurance can be given that the Company's patent applications will issue as patents or that any patents that may be issued will provide the Company with adequate protection for the covered products or technology. Additionally, there can be no assurance that the Company's activities will not infringe on the patents or proprietary rights of others or that the Company will be able to obtain licenses to any technology that it may require to conduct its business or that, if obtainable, such technology can be licensed at a reasonable cost.

     Due to the specialized nature of the Company's business, it is highly dependent on its ability to attract and retain qualified scientific personnel. The loss of executive officers or scientific staff would be materially detrimental to the Company. There are a limited number of individuals qualified to participate in the pharmaceutical and vaccine industries and there is intense competition to attract and retain such qualified persons. There can be no assurance that the Company will be able to continue to attract or retain the qualified personnel necessary for the development of its current product candidates or any future products. Loss of the services of or failure to recruit additional key scientific personnel would be detrimental to the Company's research and development programs and business.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company has filed with the Commission in Washington, D.C. a registration statement (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933 with respect to the securities offered hereby. This Prospectus does not contain all the information included in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Common Stock offered hereby, reference is made to such Registration Statement and the exhibits thereto.

     The Company's Common Stock is listed on the American Stock Exchange. Reports, proxy statements, and other information concerning the Company can be examined at the American Stock Exchange Inc., 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference;

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

     3. The Company's definitive Proxy Statement, dated April 5, 1996 relating to the Annual Meeting of Stockholders held on May 9, 1996;

     4. The description of the Common Stock contained in the Company's Registration Statement on Form 10, File No. 0-26770 filed on September 14, 1995, filed pursuant to Section 12(b) of the Exchange Act.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered upon written or oral request of any such person, a copy of any or all of the documents which are incorporated herein by reference, except for certain exhibits to such documents. Requests should be directed to the principal executive offices of the Company, 12111 Parklawn Drive, Rockville, MD 20852, Attention: Elaine T. Bennett, telephone: (301)231-9250.

                                  THE COMPANY

     The Company was incorporated in Delaware in 1987. Its principal executive offices are at 12111 Parklawn Drive, Rockville, Maryland. The Company has developed proprietary organized lipid structures, lipid vesicle encapsulation technologies, cellulose structures and micellar nanoparticles (collectively, the "Novavax Technologies") that it believes have a wide variety of applications in human vaccines and pharmaceuticals. On December 12, 1995, the Company's former parent, IGI, Inc., distributed its majority interest in Novavax to the IGI stockholders. The Company's business plan is to apply its Novavax Technologies principally to the development, marketing and licensing of formulations for topical drug delivery and therapeutic products for human infectious diseases, including new vaccines, new adjuvants for vaccines, anti-bacterial and anti-viral products.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     On September 20, 1995, Novavax entered into a reverse triangular merger agreement (the "Merger Agreement") with Lipovax, Inc., a Delaware corporation ("Lipovax") and MPS Acquisition Subsidiary, Inc., a wholly-owned subsidiary of Novavax created to acquire Lipovax ("Acquisition Corporation"). Pursuant to the Merger Agreement, Acquisition Corporation merged with and into Lipovax, and Lipovax became a wholly-owned subsidiary of Novavax. Novavax issued shares of stock to Lipovax's stockholders as consideration for the Merger. All of the Selling Stockholders, excluding Mr. Bratton, are the former minority stockholders of Lipovax. Kevin J. Bratton owns shares received upon the exercise of a stock option.

     The following table sets forth the name of each Selling Stockholder and the number of shares of Common Stock owned by each such holder. All of such shares may be offered and sold by the Selling Stockholders in this Offering; however, the Company has no information as to the exact number of Shares the Selling Stockholders will sell. None of the Selling Stockholders own 1% or more of the Common Stock of the Company prior to the offering and none will own 1% or more of the Common Stock of the Company upon completion of the offering.

     Denis O'Donnell is the President of Novavax, and D. Craig Wright is the Vice President, Research and Development and Operations of Novavax. Kevin Bratton is a Vice President of IGI, Inc., the former parent of Novavax.


                               Number of Shares Owned     Number of Shares
Name of Selling Stockholders   Prior to Offering          Being Offered
- ----------------------------   ----------------------     ----------------
D. Craig Wright                      82,526                   70,147
Edmund Tramont                       82,526                   70,147
Denis M. O'Donnell                   20,727                   17,618
John Okulski                         20,727                   17,618
Raphael Mannino                      15,040                   15,040
Susan Gould-Fogerite                 15,040                   15,040
Chester Roberts                      11,375                   11,375
Joan Brisker                          6,193                    5,264
Kevin Smith                           6,193                    5,264
Dale Kewitz                           4,171                    3,545
Michael Garofalo                      1,517                    1,517
David Castles                         1,517                    1,517
Kevin J. Bratton                      6,319                    6,319
                                    -------                  -------
Total                               273,871                  240,411

                              PLAN OF DISTRIBUTION

     The Company has filed with the Commission the Registration Statement, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time by the Selling Stockholders in open market or privately negotiated transactions. The Company has agreed to keep the Registration Statement effective until the earlier of (i) the date on which no Selling Stockholder holds any of the shares of Common Stock offered hereby, (ii) the date upon which all of the Shares are eligible for sale pursuant to Rule 144, and (iii) 18 months from the effective date of the Registration Statement. The Company intends to deregister any of the Shares not sold by the Selling Stockholders at the end of such period.

     The Company has been advised that the Selling Stockholders may sell the Shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Each Selling Stockholder will be responsible for all brokerage commissions and other amounts payable with respect to any sale of Shares with respect to such Selling Stockholder and any legal, accounting or other expenses incurred.

     The Selling Stockholders and any broker-dealers who act in connection with the sale of Shares hereunder may be deemed to be "underwriters," as such term is defined in the Securities Act, and any commissions received by them or profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

                            LEGALITY OF COMMON STOCK

     The legality of the Common Stock offered hereby has been passed upon by White & McDermott, P.C., 65 William Street, Suite 209, Wellesley, Massachusetts 02181. David A. White, a shareholder of such firm, owns 100 shares of the Common Stock and is the Secretary of the Company.

                                    EXPERTS

     The consolidated balance sheets as at December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference into this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent certified public accountants, contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 given on the authority of that firm as experts in accounting and auditing.

                               INDEMNIFICATION

     Article NINTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Company's Restated Certificate of Incorporation further provides that the indemnification prided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Company maintains insurance under which the insurers will reimburse the Company for amounts which it has paid to its directors and officers as indemnification for claims against such persons in their official capacities. The insurance also covers claims against them in their official capacities that are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                         ---------------------------

                              TABLE OF CONTENTS

                                        Page
                                        ----
Risk Factors...........................   2
Available Information..................   3
Incorporation of Certain
    Documents by Reference.............   3
The Company............................   4
Use of Proceeds........................   4
Selling Stockholders...................   4
Plan of Distribution...................   5
Legality of Common Stock...............   5
Experts................................   6
Indemnification........................   6

                         ---------------------------

                                NOVAVAX, INC.
                       240,411 SHARES OF COMMON STOCK
                                 PROSPECTUS

                                   PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS - Form S-3

Item 14.  Other Expenses of Issuance and Distribution.

     The expenses to be borne by the Company in connection with this offering are as follows:

     SEC Registration Fee............................     $  660.72

     AMEX Listing Fee................................       2000.00

     Legal Services and Expenses.....................       6000.00*
           (including Blue Sky fees and expenses)

     Accounting Services and Expenses................       2500.00*

     Miscellaneous expenses..........................        339.28*
                                                         ----------

          Total......................................    $11,500.00*

- ------------------------
*Estimated

     All of the above expenses have been or will be paid by the Registrant.
Any further expenses incurred in connection with the sale of such Shares by the Selling Stockholders will be paid by such Selling Stockholders. It is impracticable to estimate such expenses.

Item 15.  Indemnification of Directors and Officers.

     Article NINTH of the Company's Restated Certificate of Incorporation provides that a director or officer of the Company (a) shall be indemnified by the Company against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Company) brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Company against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Company brought against him by virtue of his position as a director or officer of the Company if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Company, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Company against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Company determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Company that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Company fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Company notice of the action for which indemnity is sought and the Company has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Company's Restated Certificate of Incorporation further provides that the indemnification prided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Company must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     The Company maintains insurance under which the insurers will reimburse the Company for amounts that it has paid to its directors and officers as indemnification for claims against such persons in their official capacities. The insurance also covers such persons as to amounts paid by them as a result of claims against them in their official capacities that are not reimbursed by the Company. The insurance is subject to certain limitations and exclusions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.  Exhibits.

     See Exhibit Index, incorporated herein by reference.

Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation form the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on May 9, 1996.

                              NOVAVAX, INC.



                              By: /s/ Edward B. Hager
                                 ---------------------------
                                 Edward B. Hager,
                                 Chairman of the Board


                              POWER OF ATTORNEY

     We, the undersigned officers and directors of Novavax, Inc., hereby severally constitute and appoint Edward B. Hager, Denis M. O'Donnell, and David
A. White, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including Pre- and Post- Effective Amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                              Title                         Date
     ----                              -----                         ----
/s/ Edward B. Hager
- -----------------------    Chairman of the Board and             May 31, 1996
    Edward B. Hager        Chief Executive Officer

/s/ John P. Gallo
- -----------------------    Chief Operating Officer, Treasurer    May 31, 1996
    John P. Gallo          and Director


/s/ Elaine T. Bennett
- -----------------------    Vice President (Principal Financial   May 31, 1996
    Elaine T. Bennett      and Accounting Officer)


/s/ Wayne A. Downing
- -----------------------    Director                              May 31, 1996
    Wayne A. Downing


/s/ J. Michael Lazarus
- -----------------------    Director                              May 31, 1996
    J. Michael Lazarus

/s/ John O. Marsh, Jr.
- -----------------------    Director                              May 31, 1996
    John O. Marsh, Jr.


/s/ Ronald A. Schiavone
- -----------------------    Director                              May 31, 1996
    Ronald A. Schiavone


/s/ Ronald H. Walker
- -----------------------    Director                              May 31, 1996
     Ronald H. Walker

                                EXHIBIT INDEX

       The exhibits marked with an asterisk are filed herewith. The remainder of the exhibits have heretofore been filed with the Commission and are incorporated herein by reference.

4.1 Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement File No. 0-26770 filed September 14, 1995 on Form 10 (the "Registration Statement").)

4.4    Restated By-laws of Registrant.  (Incorporated by reference to Exhibit
3.2 to the Registration Statement.)

4.5 Specimen stock certificate for shares of Common Stock, par value $.01 per share. (Incorporated by reference to Exhibit 4.1 to the Registration Statement.)

5.1*   Opinion re legality and Consent of White & McDermott, P.C.

23.1*  Consent of Coopers & Lybrand L.L.P., Independent Auditors.

23.2*  Consent of White & McDermott, P.C. (Contained in its opinion filed as
Exhibit 5.1 to this Registration Statement.)

24.1*  Power of Attorney.  (Included in the signature pages hereto.)